UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

One World Products, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-56151	61-1744826
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 West Oquendo Road, Suite 301 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (800) 605-3201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2022, following the approval of the Board of Directors of One World Products, Inc., a Nevada corporation (the “Company”), and the holder of a majority of the outstanding shares of the Company’s Series B Preferred Stock, the Company filed a Certificate of Amendment to the Certificate of Designation of the Company’s Series B Preferred Stock with the Secretary of State of the State of Nevada (the “Certificate of Amendment”). The Certificate of Amendment increased the number of authorized shares of the Series B Preferred Stock from 300,000 to 600,000.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Amendment, which has been filed as Exhibit 3.1 hereto and which is incorporated herein by reference.

Exhibit 3.1	Certificate of Amendment to Certificate of Designation of the Series B Preferred Stock of One World Products, Inc., Pursuant to NRS 78.1955, filed with the Secretary of State of the State of Nevada on August 2, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date: August 4, 2022

By:	/s/ Timothy Woods
Name:	Timothy Woods
Title:	Chief Financial Officer